     As filed with the Securities and Exchange Commission on June 21, 2000
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        LEAP WIRELESS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           33-0811062
           (State or other jurisdiction                              (I.R.S. Employer
         of incorporation or organization)                         Identification No.)

                           10307 PACIFIC CENTER COURT
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 882-6000
                    (Address of principal executive offices,
                   including zip code, and telephone number)

               CRICKET COMMUNICATIONS INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)


                  HARVEY P. WHITE                                       Copies to:
              CHIEF EXECUTIVE OFFICER                              DAVID A. HAHN, ESQ.
         LEAP WIRELESS INTERNATIONAL, INC.                           LATHAM & WATKINS
             10307 PACIFIC CENTER COURT                         701 "B" STREET, SUITE 2100
            SAN DIEGO, CALIFORNIA 92121                        SAN DIEGO, CALIFORNIA 92101
                   (858) 882-6000                                     (619) 236-1234
 (Name, address, including zip code, and telephone
number, including area code, of agent for service)

                                   CALCULATION OF REGISTRATION FEE

====================================================================================================
                                   Amount        Proposed Maximum   Proposed Maximum      Amount of
         Title of Securities        to be         Offering Price   Aggregate Offering   Registration
          to be Registered      Registered(1)        Per Share            Price              Fee
----------------------------------------------------------------------------------------------------
Common Stock, $.0001 par          1,494,465         $36.0796(2)      $53,919,710(2)        $14,235
value
====================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (A) with respect to 1,086,681 shares of Common Stock issuable upon exercise of options that may be granted in the future under the Cricket Communications Inc. 1999 Stock Option Plan (the "Plan"), the average of the high and low prices for Registrant's Common Stock as reported on the NASDAQ National Market System on June 15, 2000 and (B) with respect to 407,784 shares of Common Stock issuable upon exercise of options previously issued under the Plan, the actual exercise price for shares subject to such stock options, which (i) with respect to 111,002 shares of Common Stock subject to outstanding options is an exercise price of

        $19.05 per share (ii) with respect to 42,822 shares of Common Stock subject to outstanding options is an exercise price of $12.70 per share
        (iii) with respect to 104,895 shares of Common Stock subject to outstanding options is an exercise price of $6.35 per share and (iv) with respect to 149,065 shares of Common Stock subject to outstanding options is an exercise price of $3.17 per share.

(3) Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share.

                                     PART I

ITEM 1.   PLAN INFORMATION.

        Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not required to be filed with this Registration Statement.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Leap Wireless International, Inc., a Delaware corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

        (a) The Annual Report on Form 10-K for the fiscal year ended August 31, 1999 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 20, 1999 and Amendment No. 1 thereto filed on December 13, 1999 (the "Annual Report on Form 10-K");

        (b) The Quarterly Reports on Form 10-Q filed pursuant to the Exchange Act on January 14, 2000 and April 14, 2000 (the "Quarterly Reports on Form 10-Q");

        (c) The Current Reports on Form 8-K filed pursuant to the Exchange Act on February 17, 2000, April 3, 2000 (as amended by Form 8-K/A filed May 25, 2000) and June 19, 2000;

        (d) The Proxy Statement for the 1999 Annual Meeting of Stockholders filed on November 2, 1999;

        (e) The description of the Company's Common Stock contained in the Registration Statement on Form 10 filed on July 1, 1998, as amended; and

        (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the effective date of the Annual Report on Form 10-K.


        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Officers and directors of the Company are covered by certain provisions of the Delaware General Corporation Law ("DGCL"), the charter, the bylaws, indemnification agreements and insurance policies which serve to limit, and, in certain instances, to indemnify them against, certain liabilities which they may incur in such capacities. These various provisions are described below.

        Elimination of Liability in Certain Circumstances. In June 1986, Delaware enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. This duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all significant information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The charter limits the liability of directors to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by such legislation. Specifically, the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as director, except for liability: (1) for any breach of the director's duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for unlawful payments of dividends or unlawful share repurchases or redemptions as provided in Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit.

        Indemnification and Insurance. As a Delaware corporation, the Company has the power, under specified circumstances generally requiring the director or officer to act in good faith and in a manner he reasonably believes to be in or not opposed to the Company's best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of the Company, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding. The bylaws generally provide for mandatory indemnification of the Company's directors and officers to the full extent provided by

Delaware corporate law. In addition, the Company has entered into indemnification agreements with its directors and officers which generally provide for mandatory indemnification under circumstances for which indemnification would otherwise be discretionary under Delaware law.

        The Company intends to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or obligation to indemnify him against such liability under the provisions of the bylaws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on June 21, 2000.

                                            By:   /s/ Thomas D. Willardson
                                               ---------------------------------
                                               Thomas D. Willardson
                                               Senior Vice President, Finance
                                               and Treasurer

                                POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey P. White and James E. Hoffmann and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                       TITLE                            DATE

             /s/ Harvey P. White                   Chief Executive Officer and Director       June 21, 2000
--------------------------------------------
               Harvey P. White

          /s/ Thomas D. Willardson             Senior Vice President, Finance and Treasurer   June 21, 2000
--------------------------------------------
            Thomas D. Willardson

            /s/ Thomas J. Bernard                      Vice Chairman, President --            June 21, 2000
--------------------------------------------   International Business Division and Director
              Thomas J. Bernard

            /s/ Susan G. Swenson                  President, Chief Operating Officer and      June 21, 2000
--------------------------------------------                     Director
              Susan G. Swenson

       /s/ Alejandro Burillo Azcarraga                           Director                     June 21, 2000
--------------------------------------------
         Alejandro Burillo Azcarraga

             /s/ Robert C. Dynes                                 Director                     June 21, 2000
--------------------------------------------
               Robert C. Dynes

             /s/ Scot B. Jarvis                                  Director                     June 21, 2000
--------------------------------------------
               Scot B. Jarvis

             /s/ John J. Moores                                  Director                     June 21, 2000
--------------------------------------------
               John J. Moores

           /s/ Michael B. Targoff                                Director                     June 21, 2000
--------------------------------------------
             Michael B. Targoff

           /s/ Jeffrey P. Williams                               Director                     June 21, 2000
--------------------------------------------
             Jeffrey P. Williams

                                  EXHIBIT INDEX

        EXHIBIT
        -------
           4.1(1)          Form of Common Stock Certificate.

           4.2.1(2)        Letter, dated as of May 5, 1999, from Qualcomm
                           Incorporated (Qualcomm) to the Registrant.

           4.2.2(3)        Superceding Warrant, dated as of August 9, 1999, issued to
                           Qualcomm.

           4.2.3(3) Form of Voting Agreement, dated as of April 1, 1999, between the Registrant and various officers and directors of Qualcomm Incorporated.

           4.2.4(3)        Amended and Restated Agreement Concerning Share
                           Ownership, dated as of August 4, 1999, between the Registrant and Qualcomm Incorporated.

           4.3(4) Rights Agreement, dated as of September 14, 1998, between the Registrant and Harris Trust Company of California.

           4.4(3)          Cricket Communications Inc. 1999 Stock Option Plan.

           4.5(5)          Amendment No. 1 to Cricket Communications Inc. 1999 Stock
                           Option Plan

           5.1*            Opinion of Latham & Watkins.

          23.1* Consent of PricewaterhouseCoopers LLP, independent accountants.

          23.2*            Consent of Latham & Watkins. Reference is made to Exhibit
                           5.1.

          24.1*            Power of Attorney (included in signature page).

----------

*       Filed herewith.

(1) Filed as an exhibit to Registrant's Registration Statement on Form 10, as amended (File No. 0-29752), and incorporated herein by reference.

(2) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, as filed with the SEC on April 14, 1999, and incorporated herein by reference.

(3) Filed as an exhibit to Registrant's Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-64459) dated August 10, 1999, and incorporated herein by reference.

(4) Filed as an exhibit to Registrant's Current Report on Form 8-K dated September 14, 1998, and incorporated herein by reference.

(5) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended February 29, 2000, as filed with the SEC on April 14, 2000, and incorporated herein by reference.